Exhibit 3.2

BYLAWS

OF THE

FEDERAL HOME LOAN BANK OF ATLANTA

(Revised and Restated through December 8, 2005)

ARTICLE I

Offices

Section 1. Principal Office: The principal office of the Federal Home Loan Bank of Atlanta (“Bank”) is to be located in the City of Atlanta, County of Fulton, State of Georgia, or at such other place as may be designated in accordance with applicable law.

Section 2. Other Offices: In addition to its principal office, the Bank may maintain offices at any other place, or places, designated by the Board of Directors (“Board”).

ARTICLE II

Stockholders Meeting

Section 1. Annual Meeting: The Board, at its option, may provide for an annual meeting in any particular year by the adoption of a resolution designating the date, time and place for such annual meeting. Annual meetings shall be general meetings, the purpose of which shall be for the Bank to report to the stockholders on the operations and affairs of the Bank since the most recent annual meeting of stockholders.

Section 2. Special Meetings: Special meetings of the stockholders shall be called only upon the written request of the President of the Bank or any seven members of the Board and only for the purpose of discussing the operations or affairs of the Bank. The Board shall designate the time and place for such special meeting to be held not less than fifteen (15) days, nor more than sixty (60) days, after receipt of such request. Should the Board fail to act for a period of thirty (30) days after receipt of the request for such meeting, the Secretary of the Bank shall designate a time and place.

Section 3. Voting: The stockholders shall be entitled to vote only in connection with the election of directors in accordance with the provisions of the Federal Home Loan Bank Act and the Rules and Regulations of the Federal Housing Finance Board. Action on the election of directors shall be taken by written ballot in accordance with the Rules and Regulations of the Federal Housing Finance Board.

Section 4. Notice of Meetings: Written notice of any annual or special meeting of stockholders stating the date, place, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage-prepaid envelope, addressed to the member at its address as it appears on the records of the Bank. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid. Notice of any meeting shall not be required to be given to any stockholder that attends such meeting or who, either before or after the meeting, shall submit a signed, written waiver of notice to the Secretary. The purpose of an annual or special meeting of stockholders does not need to be specified in any written waiver of notice.

Section 5. Organization: At each meeting of stockholders, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, or in the absence of both, the President, shall act as chairman of the meeting. The Secretary or, in the Secretary’s absence, the person whom the chairman of the meeting shall appoint to act as secretary, shall keep the minutes of the meeting.

ARTICLE III

Directors

Section 1. General Powers; Number and Qualifications: The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be managed under the direction of, the Board. The Board shall consist of such persons as shall be appointed and elected thereto in accordance with applicable law.

Section 2. Regular Meetings: Regular meetings of the Board may be held at such time and place as shall be determined from time to time by action of the Board. Regular meetings may be held without other notice than such action, or the Board may direct the Secretary of the Bank to give five (5) days’ notice of regular meetings to each Director.

Section 3. Special Meetings: Special meetings of the Board may be called by its Chairman or the President of the Bank or upon the written request of four (4) or more Directors. Written notice of any special meeting of the Board stating the date, place, and hour of the meeting and the purpose or purposes of such meeting shall be given to each Director at least twenty-four (24) hours before the meeting if notice is given by telephone, or by being personally delivered, or sent by telex, telecopy, facsimile, or other electronic means, or five (5) days before the meeting if notice is given by mail. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid. Notice of any special meeting shall not be required to be given to any Director who attends such meeting, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed, written waiver of notice to the Secretary. Neither the business to be transacted at, nor the purpose of, the special meeting need be specified in any written waiver of notice.

Section 4. Teleconferences; Action in Lieu of Meeting: Any regular or special meeting of the Board or any meeting of any committee may be held by means of video conferencing, conference telephone, or similar communications equipment by which all persons participating in the meeting can hear each other; provided, however, that a decision to hold a meeting of the Board in such a manner must be made by the Chairman, or, if there is a vacancy in the position of Chairman or during the absence or disability of the Chairman, the Vice Chairman, or the President, and a decision to hold a meeting of any committee in such manner must be made as specified in the committee’s charter. Unless restricted by law, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, give their written consent thereto and such writing or writings are filed with the minutes of the Board or the committee, as the case may be.

Section 5. Quorum; Manner of Acting: At any regular or special meeting of the Board of Directors, or a committee thereof, a majority of the Directors or a majority of the committee members, as the case may be, shall constitute a quorum for the transaction of business. Except as may be otherwise required by applicable law or these bylaws, the act of the majority of the Directors or committee members, as the case may be, present at a meeting at which a quorum is present shall be the act of the Board or the committee, as the case may be. In the absence of a quorum at any meeting of the Board or any committee thereof, a majority of the Directors present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the Directors or all committee members, as the case may be, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the Directors or committee members, as the case may be, who were not present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting. If any member of a committee is unavailable for duty, any other member of the Board who may be selected by the Chairman of the Board or the Chairman of the committee may serve and shall be empowered to act as an alternate member of the committee. In the event of a national emergency, if all of the persons authorized to call a meeting of a committee are unavailable for duty, a meeting may be called by any other member of the Board.

Section 6. Officers of the Board; Order of Business: The officers of the Board and of each committee of the Board shall be a Chairman, a Vice Chairman, and a Secretary. The Chairman and Vice Chairman shall be elected by a majority of the entire board from among the directors of the Bank. The term of office of the Chairman and Vice Chairman shall be two years. If an individual’s term as a director terminates prior to the expiration of the individual’s term as Chairman or Vice Chairman, a new Chairman or Vice Chairman, as the case may be, shall be elected by a majority of the entire board from among the directors of the Bank as soon as possible thereafter. If there is a vacancy in the position of Chairman or during the absence or disability of the Chairman, the Vice Chairman shall act as Chairman. An Acting Chairman shall be elected by a majority vote of the entire board from among the directors of the Bank to serve for any period during which the Chairman and the Vice Chairman are not available to carry out the requirements of that position for any reason. The Chairman of the Board shall be ex officio member of each committee of the Board. The Secretary of the Bank, or in his absence such other officer as may be so designated by the Chairman, shall be the Secretary of the Board and the Secretary of each committee and shall keep the minutes thereof. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board or the committee, as the case may be. At meetings of the Board or any committee of the Board, business shall be transacted in such order as, from time to time, the Chairman may determine. At all meetings of the Board or any committee of the Board, the respective Chairman, or in his absence the respective Vice Chairman, or in the absence of both of these officers, the Acting Chairman, or a Chairman Pro Tempore selected by the committee, as the case may be, shall preside.

Section 7. Resignations; Vacancies; Removal: Any Director of the Bank may resign at any time by giving notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board of Directors shall be filled in accordance with applicable law. The Chairman, Vice Chairman, or any person designated as Acting Chairman may be removed from that position, for good cause, by a vote of the majority of the entire board of directors at any regular or special meeting of the board of directors called for that purpose.

ARTICLE IV

Committees

Section 1. Executive Committee: There shall be an Executive Committee of the Board, which shall be composed of the Chairman, the Vice Chairman, and the chairman of each of the other committees designated by the Chairman, as described in Section 3 of this Article IV. The Chairman, Vice Chairman, and Secretary of the Executive Committee shall be designated by the Chairman. Except to the extent restricted or limited by law or any other provision of these Bylaws, during the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the power of the Board in the management and direction of the affairs of the Bank; provided, however, that the Executive Committee shall possess no authority to (i) appoint the President of the Bank, (ii) declare dividends, or (iii) amend or repeal these Bylaws. All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action by the Executive Committee. The Executive Committee may fix its own rules of procedure, which shall not be inconsistent with these Bylaws, and shall meet as provided by such rules or by resolution of the Executive Committee, and it shall also meet at the call of the Chairman or of the President of the Bank.

Section 2. Audit Committee: The Chairman shall appoint an Audit Committee consisting of not less than five (5) members, including appointed and elected directors who satisfy the composition and independence criteria set forth in applicable law and whose terms shall be appropriately staggered to provide for continuity of service. The Audit Committee shall have the duties and responsibilities specified in applicable law and in its charter, and it shall operate in accordance with these Bylaws.

Section 3. Other Committees: The Chairman of the Board may, from time to time, establish such other committees with such duties and authority as may be required to be executed during the intervals between the meetings of the Board, and such committees shall report to the Board when and as required. Any committee so established shall have and may exercise all of the authority granted to it and shall operate in accordance with its charter and these Bylaws. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board, or any Director, of any responsibility imposed by law, regulation, or these Bylaws.

ARTICLE V

Officers

Section 1. Officers: The officers of the Bank shall be a President, one or more Executive Vice Presidents, Senior Vice Presidents (or other similar positions with appropriate titles), Vice Presidents or other corporate officers, and a Secretary. The Board shall elect the President and those officers reporting directly to the President. The President may appoint the other officers of the Bank. The President shall be the chief executive officer of the Bank and as such shall be primarily responsible for the operation and management of the Bank. One person may hold two or more offices. Each officer shall hold office for one year or until the officer’s successor is elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided. The Board may also appoint such other officers, as they shall deem necessary. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. They shall have full responsibility for the operation of the Bank under the direction of the Board and the Executive Committee. They shall make full report to committees of the Board of matters under consideration or to be considered by such committees and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting.

Section 2. Resignations; Removal; Vacancies: Any officer of the Bank may resign at any time by giving written notice of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any officer of the Bank may be removed at any time, with or without cause, by the Board. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board, in accordance with the then-current requirements of its regulator, for the unexpired portion of the term. In the case of the absence of any officer of the Bank or for any reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any employee of the Bank, provided a majority of the full Board concurs.

ARTICLE VI

Capital Stock

Section 1. Issuance and Form: The President shall issue, or cause to be issued, to each member stockholder, such shares of stock as may be purchased by such member. Such shares may be issued in certificated or book-entry form at the discretion of the President and the President may authorize the conversion of any and all outstanding certificated shares to book-entry form. Certificates evidencing shares that are in certificated form shall be signed by any two officers of the Bank, shall have the seal of the Bank affixed thereto and shall specify the member in whose name such shares are registered and the number of shares evidenced thereby. Shares issued in book-entry form shall be evidenced by entries on the records of the Bank, which shall specify the name of the member that owns such shares, the number of shares and the date of issuance or conversion to book-entry form.

Section 2. Transfers: No transfer of shares of stock of the Bank shall be effective unless such transfer has been recorded on the books of the Bank. If certificated shares are transferred, the certificates evidencing such shares that are in the name of the transferor shall be cancelled and new shares in either certificated or book-entry form shall be issued to the transferee. Each transfer shall be recorded, and the original record, or a duplicate thereof, shall be kept at the principal office of the Bank.

Section 3. Dividends: The Board may declare and pay a dividend on the capital stock of the Bank.

ARTICLE VII

General Provisions

Section 1. Indemnification: The Bank shall, subject to the terms of a separate indemnification agreement, indemnify any person who is or was a director or officer of the Bank (and such person’s legal heirs, representatives, and successors) to the fullest extent permitted by the laws of the State of Georgia and to the extent not inconsistent therewith, federal laws, as amended from time to time. The Bank also shall indemnify any person who is or was an employee of the Bank (and such person’s legal heirs, representatives, and successors) on terms generally consistent with, but in no event more favorable than, any indemnification agreement executed by and between the Bank and any director or officer. The Bank may obtain insurance to protect it and any person who is or was a director, officer, or employee from potential losses arising from claims against any of them for alleged wrongful acts, wrongful acts committed in such person’s capacity as a director, officer, or employee of the Bank, or wrongful acts committed while the person was serving at the request of the Bank as a director, officer, employee, agent or trustee of another entity, to the fullest extent allowable by law. The provisions of this bylaw shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place. If any portion of this bylaw is deemed to be unenforceable for any reason, the remainder of this bylaw shall remain in all respects enforceable.

Section 2. Corporate Seal: The seal of the Bank shall be in such form as is approved by the Board by resolution, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The seal shall be in the charge of the Secretary and a duplicate may be kept and used by such officers as may be designated by the Secretary.

Section 3. Signing of Papers: All checks, contracts, drafts, notes, bonds, securities, deeds, mortgages, assignments, releases, or other like documents of the Bank shall be signed in the name of the Bank by the President or any two of its officers designated by the President pursuant to Board authorization. The Board may, however, authorize any one of such officers to sign any of such instruments in the name of the Bank without necessity of a counter signature and may authorize the use of facsimile signature of any such persons.

Section 4. Fiscal Year: The fiscal year of the Bank shall begin on the first day of January each year and may be changed by resolution of the Board.

Section 5. Amendment: These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.

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